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                                                                      EXHIBIT 18



                                   AGREEMENT

The undersigned agree that the Amendment No. 8 to Schedule 13D with respect to Common Stock, $0.01 par value, of OIS Optical Imaging Systems, Inc. to which this Agreement is attached as an Exhibit is, and that future amendments to such
Schedule 13D will be, filed on behalf of each of us.



             *
------------------------------
WILLIAM DAVIDSON, By Robert H. Gorlin,
Attorney-in-fact, pursuant to Power of
Attorney filed as Exhibit 12.


GUARDIAN INDUSTRIES CORP.



By:  / Robert H. Gorlin /
   ---------------------------
   Name:   Robert H. Gorlin
   Title:  Vice President and General Counsel


GD INVESTMENTS CORP.



By:  / Robert H. Gorlin /
   ---------------------------
   Name:   Robert H. Gorlin
   Title:  Vice President and Secretary


*   / Robert H. Gorlin /
------------------------------
      Robert H. Gorlin, Attorney-in-fact


Dated:  October 31, 1996